UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 10, 2022

On September 27, 2022, Broadridge Financial Solutions, Inc. (the ‘‘Company’’ or ‘‘Broadridge’’) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the Company’s 2022 Annual Meeting of Stockholders to be held virtually on November 10, 2022 at 9:00 a.m. eastern time (the “2022 Annual Meeting”). As previously disclosed, the board of directors of the Company has fixed the close of business on September 15, 2022 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting and at any adjournment(s) or postponement(s) thereof.  Holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the 2022 Annual Meeting.

The Company is providing this proxy statement supplement (this “Supplement”) solely to correct the number of shares of Common Stock outstanding and entitled to vote as of the Record Date, which appears on page 103 of the Proxy Statement. The correct number of shares of Common Stock outstanding and entitled to vote as of the Record Date is 117,645,260 shares of Common Stock (which amount excludes 36,815,867 treasury shares). The amount reported in the Proxy Statement had inadvertently included the treasury shares in the number of shares entitled to vote.

Other than the revision described in this Supplement, no other changes have been made to the Proxy Statement. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. Except as specifically updated by the information contained in this Supplement, the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. If you have already submitted your vote, you do not need to take any action.

This Supplement is dated October 7, 2022.